CONSENT OF INDEPENDENT AUDITORS

TO:	DETOUR GOLD CORPORATION ("DETOUR")

AND TO:	U.S. SECURITIES & EXCHANGE COMMISSION

FROM:	MCGOVERN, HURLEY, CUNNINGHAM, LLP

RE:	DETOUR GOLD CORPORATION - AUDITED
ANNUAL FINANCIAL STATEMENTS FOR THE PERIOD FROM
INCEPTION (JULY 19, 2006) TO DECEMBER 31, 2006

We hereby consent to the inclusion of our report dated March 12, 2007, except for notes 10(e) and 11, which are at August 24, 2007, to the shareholders of Detour in connection with our audit of the financial statements of Detour as at December 31, 2006 and for the period from inception (July 19, 2006) to December 31, 2006 on Form 20-F for the year ended December 31, 2006 ("Form 20-F"), for the purposes of filing same with the U.S. Securities and Exchange Commission.

We have performed only limited procedures, including enquiries of the Company’s management with respect to events occurring between the date of our audit report and the date of this consent. We have not performed any procedures subsequent to the date of this consent.

This consent is provided to the Company for use solely in connection with the above filing of these financial statements pursuant to the continuous disclosure provisions of the U.S. Securities and Exchange Commission; accordingly, we do not consent to the use of our audit report for any other purpose.

Dated this 24th day of August, 2007.

MCGOVERN, HURLEY, CUNNINGHAM, LLP

Chartered Accountants
Licensed Public Accountants